UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2011
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-8777	95-1613718

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors Appointment of Certain Officers Compensatory Arrangements of Certain Officers
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Virco Mfg. Corporation 2011 Stock Incentive Plan (the “Plan”) became effective June 21, 2011 upon approval by the stockholders of Virco Mfg. Corporation (the “Company”) at the Company’s 2011 Annual Meeting of Stockholders. The Board of Directors of the Company had unanimously adopted and approved the Plan on May 6, 2011.
     The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). Any current or prospective officer or employee or other service provider of the Company or any of its subsidiaries as well as any nonemployee director is eligible to participate in the Plan. The Plan provides the Committee with the authority to award incentive and nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units, any of which may be performance-based. The maximum number of shares of common stock of the Company, par value $0.01 (“Common Stock”) that may be issued under the Plan, subject to certain adjustments in the event of a change in the Company’s capitalization, is equal to 1,000,000.
     Under the Plan, a participant’s annual share limit is equal to 100,000 shares of Common Stock. And, subject to certain exceptions, the aggregate number of shares of Common Stock subject to awards granted under the Plan during any calendar year to any one nonemployee director will not exceed 25,000. The aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the Plan may not exceed 1,000,000, subject to possible adjustment upon a change in the Company’s capitalization.
     The Plan prohibits granting stock options or stock appreciation rights (other than in the context of a merger or other acquisition) with exercise prices lower than the closing price of the underlying shares of Common Stock on the grant date. No award outstanding under the Plan may be repriced, regranted through cancellation, including cancellation in exchange for other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original award, or otherwise amended to reduce the exercise price applicable thereto (other than in connection with a change in the Company’s capitalization). The term of stock options and stock appreciation rights granted pursuant to the Plan may not exceed ten years.
     The Plan will terminate with respect to the grant of new awards on May 6, 2021.
     The foregoing description of the terms of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Stockholders of the Company was held on June 21, 2011. There were 14,204,988 shares of common stock entitled to be voted, and 12,883,213 shares present in person or by proxy, at the Annual Meeting. Five items of business were acted upon by stockholders at the Annual Meeting.

1. Election of Directors.
     Stockholders elected all four of the Company’s nominees for Director for terms expiring on the date of the 2014 Annual Meeting of Stockholders with the number of votes cast for and withheld and broker non-votes with respect to each of these individuals set forth below:

		Votes
Name	Votes For	Withheld	Broker Non-Votes
Donald S. Friesz	11,247,589	590,871	1,044,753
Glen D. Parish	11,253,576	584,884	1,044,753
James R. Wilburn	10,778,192	1,060,268	1,044,753
William L. Beer	11,269,648	568,812	1,044,753
     The Company’s other directors: (i) Robert A. Virtue, Robert K. Montgomery, and Donald A. Patrick continue to serve as directors for terms expiring at the Company’s 2012 Annual Meeting of Stockholders; and (ii) Douglas A. Virtue, Thomas J. Schulte, and Albert J. Moyer continue to serve as directors for terms expiring at the Company’s 2013 Annual Meeting of Stockholders.
2. Advisory Resolution on Executive Compensation.
     Stockholders approved an advisory resolution on the compensation paid to the Company’s named executive officers with the number of votes cast for and against, abstentions, and broker non-votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

11,600,612	186,684	51,164	1,044,753
3. Advisory Vote on the Frequency of Future Advisory Resolutions on Executive Compensation.
     Stockholders voted to hold future advisory resolutions on executive compensation every three years with the number of votes cast for every year, every two years, every three years, abstentions, and broker non-votes set forth below:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non - Votes

5,342,865	118,825	6,210,092	166,678	1,044,753
     The Company, consistent with the majority of votes cast in favor of every there years, will seek advisory approval of the compensation of Company’s named executive officers on a triennial basis.
4. Ratification of the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2011.
     Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2011 with the number of votes cast for and against, abstentions, and broker non-votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

12,857,202	19,290	6,721	—
5. Approval of the Virco Mfg. Corporation 2011 Stock Incentive Plan.

     Stockholders approved the adoption of the Virco Mfg. Corporation 2011 Stock Incentive Plan with the number of votes cast for and against, abstentions, and broker non-votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,752,232	1,072,515	13,713	1,044,753
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1	Virco Mfg. Corporation 2011 Stock Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION
By:	/s/ Robert A. Virtue
Robert A. Virtue
Chief Executive Officer and Chairman of the Board of Directors

Dated: June 24, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Virco Mfg. Corporation 2011 Stock Incentive Plan